POWER OF ATTORNEY




KNOW ALL PERSONS BY THESE PRESENTS that the undersigned hereby constitutes, designates and appoints Howard Surloff, Janey Ahn, Edward Baer, Douglas McCormack, Aaron Wasserman, Ben Archibald and Noah Gellner of BlackRock, Inc., and Michael Hoffman, Carmine Lekstutis, Eric Requenez, Steve Grigoriou, Jeffrey Davidson and George Ching of Skadden, Arps, Slate, Meagher & Flom LLP as such person's true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution and full power to act alone and without the other, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to execute, acknowledge, deliver and file any and all statements on Form ID (including, but not limited to, obtaining the Central Index Key ("CIK") and the CIK confirmation code ("CCC") from the Securities and Exchange Commission), Form 3, Form 4 and Form 5 and any successor forms adopted by the Securities and Exchange Commission, as may be required by the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940 and the rules thereunder, and requisite documents in connection with such statements, respecting each BlackRock closed-end investment company listed on Annex A hereto and as may be formed from time to time. This power of attorney supersedes any previous versions of same, and shall be valid from the date hereof until revoked by the undersigned, and shall be automatically revoked with respect to any attorney in the event that such attorney is no longer affiliated with Skadden, Arps, Slate, Meagher & Flom LLP or BlackRock, Inc. or its affiliates (as the case may be).




IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 11th day of February 2011.


   By: /s/ John Perlowski
      John Perlowski








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Annex A
1. BlackRock Apex Municipal Fund, Inc. APX
2. BlackRock Build America Bond Trust BBN
3. BlackRock California Municipal 2018 Term Trust BJZ
4. BlackRock California Municipal Income Trust BFZ
5. BlackRock Core Bond Trust BHK
6. BlackRock Corporate High Yield Fund III, Inc. CYE
7. BlackRock Corporate High Yield Fund V, Inc. HYV
8. BlackRock Corporate High Yield Fund VI, Inc. HYT
9. BlackRock Corporate High Yield Fund, Inc. COY
10. BlackRock Credit Allocation Income Trust I, Inc. PSW
11. BlackRock Credit Allocation Income Trust II, Inc. PSY
12. BlackRock Credit Allocation Income Trust III BPP
13. BlackRock Credit Allocation Income Trust IV BTZ
14. BlackRock Debt Strategies Fund, Inc. DSU
15. BlackRock Defined Opportunity Credit Trust BHL
16. BlackRock Diversified Income Strategies Fund, Inc. DVF
17. BlackRock Dividend Achievers Trust BDV
18. BlackRock EcoSolutions Investment Trust BQR
19. BlackRock Energy and Resources Trust BGR
20. BlackRock Enhanced Capital and Income Fund, Inc. CII
21. BlackRock Enhanced Dividend Achievers Trust BDJ
22. BlackRock Enhanced Government Fund, Inc. EGF
23. BlackRock Fixed Income Value Opportunities --
24. BlackRock Floating Rate Income Strategies Fund II, Inc. FRB
25. BlackRock Floating Rate Income Strategies Fund, Inc. FRA
26. BlackRock Floating Rate Income Trust BGT
27. BlackRock Florida Municipal 2020 Term Trust BFO
28. BlackRock Global Opportunities Equity Trust BOE
29. BlackRock Health Sciences Trust BME
30. BlackRock High Income Shares HIS
31. BlackRock High Yield Trust BHY
32. BlackRock Income Opportunity Trust, Inc. BNA
33. BlackRock Income Trust, Inc. BKT
34. BlackRock International Growth and Income Trust BGY
35. BlackRock Investment Quality Municipal Income Trust RFA
36. BlackRock Investment Quality Municipal Trust, Inc. BKN
37. BlackRock Limited Duration Income Trust BLW
38. BlackRock Long-Term Municipal Advantage Trust BTA
39. BlackRock Maryland Municipal Bond Trust BZM
40. BlackRock Muni Intermediate Duration Fund, Inc. MUI
41. BlackRock Muni New York Intermediate Duration Fund, Inc. MNE
42. BlackRock MuniAssets Fund, Inc. MUA
43. BlackRock Municipal 2018 Term Trust BPK
44. BlackRock Municipal 2020 Term Trust BKK
45. BlackRock Municipal Bond Investment Trust BIE
46. BlackRock Municipal Bond Trust BBK
47. BlackRock Municipal Income Investment Quality Trust BAF
48. BlackRock Municipal Income Investment Trust BBF
49. BlackRock Municipal Income Quality Trust BYM
50. BlackRock Municipal Income Trust BFK
51. BlackRock Municipal Income Trust II BLE
52. BlackRock MuniEnhanced Fund, Inc. MEN






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53. BlackRock MuniHoldings California Quality Fund, Inc. MUC
54. BlackRock MuniHoldings Fund II, Inc. MUH
55. BlackRock MuniHoldings Fund, Inc. MHD
56. BlackRock MuniHoldings Investment Quality Fund MFL
57. BlackRock MuniHoldings New Jersey Quality Fund, Inc. MUJ
58. BlackRock MuniHoldings New York Quality Fund, Inc. MHN
59. BlackRock MuniHoldings Quality Fund II, Inc. MUE
60. BlackRock MuniHoldings Quality Fund, Inc. MUS
61. BlackRock MuniVest Fund II, Inc. MVT
62. BlackRock MuniVest Fund, Inc. MVF
63. BlackRock MuniYield Arizona Fund, Inc. MZA
64. BlackRock MuniYield California Fund, Inc. MYC
65. BlackRock MuniYield California Quality Fund, Inc. MCA
66. BlackRock MuniYield Fund, Inc. MYD
67. BlackRock MuniYield Investment Fund MYF
68. BlackRock MuniYield Investment Quality Fund MFT
69. BlackRock MuniYield Michigan Quality Fund II, Inc. MYM
70. BlackRock MuniYield Michigan Quality Fund, Inc. MIY
71. BlackRock MuniYield New Jersey Fund, Inc. MYJ
72. BlackRock MuniYield New Jersey Quality Fund, Inc. MJI
73. BlackRock MuniYield New York Quality Fund, Inc. MYN
74. BlackRock MuniYield Pennsylvania Quality Fund MPA
75. BlackRock MuniYield Quality Fund II, Inc. MQT
76. BlackRock MuniYield Quality Fund III, Inc. MYI
77. BlackRock MuniYield Quality Fund, Inc. MQY
78. BlackRock New Jersey Investment Quality Municipal Trust, Inc. RNJ
79. BlackRock New Jersey Municipal Bond Trust BLJ
80. BlackRock New Jersey Municipal Income Trust BNJ
81. BlackRock New York Investment Quality Municipal Trust, Inc. RNY
82. BlackRock New York Municipal 2018 Term Trust BLH
83. BlackRock New York Municipal Bond Trust BQH
84. BlackRock New York Municipal Income Quality Trust BSE
85. BlackRock New York Municipal Income Trust BNY
86. BlackRock New York Municipal Income Trust II BFY
87. BlackRock Pennsylvania Strategic Municipal Trust BPS
88. BlackRock Real Asset Equity Trust BCF
89. BlackRock Resources & Commodities Strategy Trust BCX
90. BlackRock S&P Quality Rankings Global Equity Managed Trust BQY
91. BlackRock Senior Floating Rate Fund, Inc. --
92. BlackRock Senior Floating Rate Fund II, Inc. --
93. BlackRock Senior High Income Fund, Inc. ARK
94. BlackRock Strategic Bond Trust BHD
95. BlackRock Strategic Dividend Achievers Trust BDT
96. BlackRock Virginia Municipal Bond Trust BHV
97. Master Senior Floating Rate LLC --
98. The BlackRock Strategic Municipal Trust BSD
99. The Massachusetts Health & Education Tax-Exempt Trust MHE